EXHIBIT 1


                            Joint Filing Agreement

               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01, of DecisionOne Holdings Corp., a Delaware corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by
Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Quaker Holding Co.                                   DLJ Merchant Banking II, LLC
                                                     by: DLJ Merchant Banking II, Inc.
By: /s/ Peter T. Grauer                              its: Managing Member
    -----------------------------------
    Name:  Peter T. Grauer                           By: /s/ Thomas E. Siegler
    Title: President                                     -----------------------------------
                                                         Name:  Thomas E. Siegler
                                                         Title: Secretary and Treasurer


DLJ Merchant Banking Partners II, L.P.               DLJ Merchant Banking II, Inc.
by: DLJ Merchant Banking II, Inc.
its: Managing General Partner                        By: /s/ Thomas E. Siegler
                                                         -----------------------------------
By: /s/ Thomas E. Siegler                                Name:  Thomas E. Siegler
    -----------------------------------                  Title: Secretary and Treasurer
    Name:  Thomas E. Siegler
    Title: Secretary and Treasurer


DLJ Offshore Partners II, C.V.                       DLJ Diversified Partners, L.P.
by: DLJ Merchant Banking II, Inc.                    by: DLJ Diversified Partners, Inc.
its: Advisory General Partner                        its: Managing General Partner

By: /s/ Thomas E. Siegler                            By: /s/ Thomas E. Siegler
    -----------------------------------                  -----------------------------------
    Name:  Thomas E. Siegler                             Name:  Thomas E. Siegler
    Title: Secretary and Treasurer                       Title: Secretary and Treasurer


DLJ Diversified Associates, LP                       DLJMB Funding II, Inc.
by: DLJ Diversified Partners, Inc.
its: General Partner                                 By: /s/ Thomas E. Siegler
                                                         -----------------------------------
By: /s/ Thomas E. Siegler                                Name:  Thomas E. Siegler
    -----------------------------------                  Title: Secretary
    Name:  Thomas E. Siegler
    Title: Secretary and Treasurer


DLJ Diversified Partners, Inc.                       DLJ Capital Investors, Inc.

By: /s/ Thomas E. Siegler                            By: /s/  Thomas E. Siegler
    -----------------------------------                  -----------------------------------
    Name:  Thomas E. Siegler                             Name:  Thomas E. Siegler
    Title: Secretary and Treasurer                       Title: Secretary and Treasurer


DLJ First ESC L.L.C.                                 UK Investment Plan 1997 Partners
by: DLJ LBO Plans Management                         by: Donaldson, Lufkin & Jenrette, Inc.
Corporation                                          its: General Partner
its: Manager

By: /s/ Thomas E. Siegler                            By: /s/  Thomas E. Siegler
    -----------------------------------                  -----------------------------------
    Name:  Thomas E. Siegler                             Name:  Thomas E. Siegler
    Title: Vice President and Secretary                  Title: Senior Vice President


DLJ LBO Plans Management Corporation                 UK Investment Plan 1997, Inc.

By: /s/ Thomas E. Siegler                            By: /s/ Thomas E. Siegler
    -----------------------------------                  -----------------------------------
    Name:  Thomas E. Siegler                             Name:  Thomas E. Siegler
    Title: Vice President and Secretary                  Title: Senior Vice President,
                                                                Secretary & Treasurer


The Equitable Companies Incorporated                 Donaldson, Lufkin & Jenrette, Inc.

By: /s/ Alvin H. Fenichel                            By: /s/ Thomas E. Siegler
    -----------------------------------                  -----------------------------------
    Name:  Alvin H. Fenichel                             Name:  Thomas E. Siegler
    Title: Senior Vice President                         Title: Senior Vice President
           and Controller

AXA-UAP
Finaxa
AXA Assurances I.A.R.D. Mutuelle
AXA Assurances Vie Mutuelle
AXA Courtage Assurance Mutuelle
Alpha Assurances Vie Mutuelle
Claude Bebear, as AXA Voting Trustee
Patrice Garnier, as AXA Voting Trustee
Henri de Clermont-Tonnerre, as AXA Voting Trustee

Signed on behalf of each of the above

By: /s/ Alvin H. Fenichel
    -----------------------------------
Name:  Alvin H. Fenichel
Title: Attorney-in-fact